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                                     EXHIBIT 10.2

                                      AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into as of December 21,1998, by and between CONE, ROSE, THATCHER, LIMITED ("CRT"), and AMERICAN TECHNOLOGIES GROUP, INC., a Nevada Corporation.

                                      RECITALS:

     WHEREAS, ATG desires marketing and financial consulting in the areas described herein (the "Services");

     WHEREAS, CRT is capable of providing and consulting services.

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, ATG and CRT hereby agree as follows:

     1. ENGAGEMENT. Upon the terms, and subject to the terms and conditions, contained herein, ATG hereby engages CRT on a non-exclusive basis to provide consulting services and CRT agrees to provide such services as provided herein. As part of CRT's obligations hereunder, CRT shall

     a. Familiarize itself as required with the business, operations, properties, conditions (financial and otherwise) and prospects of ATG and its subsidiaries;

     b. Assist management in understanding the functioning of the secondary trading markets for its securities;

     c. Consult and assist the Company along with the Company's other consultants and advisors in developing a general corporate strategy, including strategies to promote shareholder value in the financial markets;

     d. Assist, directly or indirectly, as requested, in the negotiations of any contracts with third parties arising in connection with the Services provided hereunder; and

     e. Assist the Company and its management, directly or through a number of independent subcontractors with various areas of expertise in public relations, government relations, legal, patent, marketing, university scientific consulting and product development assistance, working in affiliation with CRT to advise the Company in their respective areas of expertise so as to advance the interests of the Company and aid in its reception and approval in the public marketplace.

     f. Render such other consulting services as ATG may from time to time request.

     2. FEES. As compensation for the services rendered by CRT hereunder, ATG shall pay CRT a one time fee of 1,150,000 shares of ATG common stock (the "Shares"). The Shares shall be valued at $0.50 per share. The shares to be delivered to CRT hereunder shall be delivered upon registration of the Shares under the Securities Act of 1933 on Form S-8. ATG shall use its

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best efforts to cause the registration of the Shares as soon as practicable.
Upon written request by CRT and advanced written approval, ATG will reimburse reasonable travel and other out-of-pocket expenses of CRT incurred in connection with its performance hereunder.

     3.     CONFIDENTIAL INFORMATION

     3.1 DEFINITION. CRT recognizes that the relationship created by this Agreement may involve access by CRT to information of substantial value to ATG, including, but not limited to, designs, drawings, plans, software, programs, material and manufacturing specifications, devices, trade secrets, applications, formulae, know-how, methods, techniques, and processes (whether related to ATG's patents, or otherwise), as well as financial, business, marketing and product development information, and customer lists relating to ATG's products and operations (collectively, "Confidential Information"), provided that the Confidential Information shall not include information:

     a.)    In the public domain or which subsequently falls into the public domain;

     b.)    When CRT can prove was known through a source independent of ATG prior to any communication by ATG; or

     c.)    Disclosed to CRT in good faith by a third party having a legal right to do so.

     3.2 NON-DISCLOSURE. CRT acknowledges and agrees that ATG represents that it owns or has the legal right to all right, title and interest in and to the Confidential Information. CRT further agrees that it shall (I) maintain the secrecy and confidentiality of all Confidential Information which comes to its attention, (ii) take all necessary precautions to prevent any disclosure of Confidential Information by any of its employees or agents, and (iii) during the term of this Agreement and for so long as Confidential Information does not enter into the public domain through no act or omission of CRT, neither publish, disclose nor disseminate any part of such Confidential Information in any manner, or use the same, without the prior written consent of ATG.

     3.3 INJUNCTIVE RELIEF. CRT understands and agrees that the Confidential Information has special value, the loss of which cannot be reasonably or adequately compensated in damages or in an action at law, and therefore, in the event of any breach or violation of the provisions of this
Section 3 by CRT, ATG shall be entitled inter alia to equitable relief by way of injunction without bond and without the necessity of proving actual damages, in addition to, and not in limitation of, any other relief or rights to which ATG may be entitled. The terms and provisions of this Section 3 shall survive any termination or expiration of this Agreement.

     3.4 AFTER TERMINATION. CRT shall cease to use any Confidential Information and shall promptly return to ATG any and all physical, written and descriptive matter (including all reproductions and copies thereof) containing Confidential Information upon termination or expiration of this Agreement.

     4. INDEMNIFICATION. The parties hereto shall indemnify, defend and hold each other and their respective officer, directors, employees and agents (collectively, the "Indemnitees")

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harmless from and against any and all claims, actions, lawsuits, demands, costs, liabilities, losses, damages and/or expenses (including reasonable attorney's fees and costs of litigation) made or incurred as a result of such parties performance hereunder. In connection herewith, ATG represents and warrants to CRT that all written information provided to CRT pursuant to this Agreement is true and correct in all material respects.

     5. TERM. Subject to the termination provisions of Section 6 hereof, this Agreement shall expire on September 30, 1999.

     6.     TERMINATION.

     6.1 MANNER. This agreement may be terminated prior to the expiration of the Term as follows:

     a.)    By mutual consent of the parties in writing at any time;

     b.)    By either party upon giving written notice to the other party if such other party is in default of any term or provision hereunder, and such default is not cured within ten (10) days of written notice of such default; or

     c.)    By either party on sixty(60) days advanced written notice.

     6.2 EFFECT OF TERMINATION. Termination of this Agreement shall not relieve ATG of its obligation to pay to CRT any fees due under the second sentence of Section 2 or due thereunder in connection with a transaction initiated by CRT and entered into by ATG within one year of such termination with any party identified in writing delivered to ATG by such date.

     7. CRT'S REPRESENTATIONS. As a condition to the offer or sale of the Shares, CRT hereby warrants and represents to ATG as follows: each of which representation and warranty is material and is being relied upon by ATG and each of which is true at and as of the date hereof;

     7.1 CRT'S KNOWLEDGE. That CRT or its principal (a) have a pre-existing business or personal relationship with ATG, that they are aware of the business affairs and financial condition of ATG and that they have such knowledge and experience in businesses in the development stage and financial matters with respect to companies in businesses similar to ATG sufficient to enable them to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. CRT further acknowledges that ATG has made available to it the opportunity to ask questions and receive answers from ATG concerning the terms and conditions of the issuance of the Shares and that it could be reasonably assumed to have the capacity to protect its own interests in connection with such investment.

     7.2 SPECULATIVE INVESTMENT. That CRT realizes that the purchase of the Shares will be a speculative investment and that it is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the investment.

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     8.     GENERAL PROVISIONS

     8.1 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the respective parties hereto; provided, however that neither party hereto shall have the right to assign any of its rights under this Agreement without the prior written consent of the other party.

     8.2 NOTICES. All notices, requests, demands and other communications which may be given or are required to be given under notices shall be sent by facsimile transmission and confirmed by overnight courier, and shall be deemed given on the date of such facsimile transmission. All notices shall be addressed as set forth below:

     If to CRT:     CONE, ROSE, THATCHER, LIMITED
                    117 Sturges Highway
                    Westport, CT  06880

     If to ATG:     AMERICAN TECHNOLOGIES GROUP, INC.
                    1017 South Mountain Avenue
                    Monrovia, CA  91016
                    Attention:  Lawrence J. Brady

     Or to such other address as each party hereto may from time to time designate by written notice to the other party as provided herein.

     8.3 GOVERNING LAW. This Agreement has been executed and delivered in, and shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions.

     8.4 RESOLUTION OF DISPUTES. Any controversy or claim relating to this Agreement (whether contract, tort, or both) or to the breach of this Agreement shall be arbitrated by and in accordance with the then existing commercial arbitration rules of the American Arbitration Association, in Los Angeles, California. The arbitrator may render a judgement awarding actual compensatory damages only, and no consequential, incidental, or punitive damages may be awarded by the arbitrator. Judgment on the award rendered by such arbitrator may be entered in any court having jurisdiction. Nothing in this Section 8.4 shall affect ATG's right to bring an action or proceeding against CRT in the courts of any jurisdiction where the purpose of such action or proceeding is to seek injunctive relief against CRT. Service of process in any such action or proceeding brought hereunder may be made by mailing copies of such process to the address of the parties provided for in
Section 8.2 hereto, provided that nothing in this Section 8.4 shall affect the right to serve legal process in any other manner permitted by law. In the event of any action or proceeding to enforce this Agreement, the successful or prevailing party will be entitled to recover its attorney's fees actually incurred and other costs incurred in any such action or proceeding, in addition to any other relief to which it may be entitled.

     8.5 HEADINGS. The headings herein are for convenience only, and do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the terms or provisions hereof.

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     8.6    WAIVER AND AMENDMENT.  No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by all of the parties hereto. No waiver, forbearance or failure by any party hereto of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such party's right to enforce any other provision of this Agreement or a continuing waiver by such party of compliance with any provision.

     8.7 SEVERABILITY. The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provision of this Agreement shall not be affected or impaired in any manner.

     8.8 COOPERATION. Each party hereto shall cooperate with the other party hereto and shall take such further action and shall execute and deliver such further documents as maybe necessary or desirable in order to carry out the provisions and purposes of this Agreement.

     8.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8.10 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto, each of which is incorporated herein and made a part of this Agreement) constitutes the entire Agreement and understanding of the parties hereto and terminates and supersedes any and all prior agreements, arrangements and understandings, both oral and written, express or implied, between the parties hereto concerning the subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

"ATG"                                   "CRT"


By: /s/ Lawrence J. Brady               By: /s/ Albert Cone
    --------------------                    -----------------
Name:  Lawrence J. Brady                Name:  Albert Cone
Title: Chairman                         Title: Authorized Signatory

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